(as amended 27 May 2005)












                                    BYE-LAWS

                                       of

                                  BUNGE LIMITED

                                       (i)

                                TABLE OF CONTENTS



Bye-Law                                                                    Page
-------                                                                    ----

      INTERPRETATION
1     Interpretation........................................................1

      BOARD OF DIRECTORS
2     Board of Directors....................................................3
3     Management of the Company.............................................3
4     Power to appoint manager..............................................3
5     Power to authorise specific actions...................................3
6     Power to appoint attorney.............................................3
7     Power to delegate to a committee......................................3
8     Power to appoint and dismiss employees................................4
9     Power to borrow and charge property...................................4
10    Exercise of power to purchase shares of
         or discontinue the Company.........................................4
11    Number and Tenure of Directors........................................4
12    Defects in appointment of Directors...................................5
13    Alternate Directors...................................................5
14    Removal of Directors..................................................5
15    Vacancies on the Board................................................6
16    Notice of meetings of the Board.......................................6
17    Quorum at meetings of the Board.......................................6
18    Meetings of the Board.................................................6
19    Unanimous written resolutions.........................................7
20    Contracts and disclosure of Directors' interests......................7
21    Remuneration of Directors and Members of Committees...................7

      OFFICERS
22    Officers of the Company...............................................7
23    Appointment of Officers...............................................8
24    Remuneration of Officers..............................................8
25    Duties of Officers....................................................8
26    Chairman of meetings..................................................8
27    Register of Directors and Officers....................................8

      MINUTES
28    Obligations of Board to keep minutes..................................8

                                      (ii)

      INDEMNITY
29    Indemnification of Directors and Officers of the Company..............9
30    Waiver of claim by Member.............................................9

      MEETINGS
31    Notice of annual general meeting......................................9
32    Notice of special general meeting....................................10
33    Accidental omission of notice of general meeting.....................10
34    Meeting called on requisition of members.............................10
35    Nomination of Directors..............................................11
36    Short notice.........................................................11
37    Postponement and Cancellation of meetings............................12
38    Quorum for general meeting...........................................12
39    Adjournment of meetings..............................................12
40    Written resolutions..................................................12
41    Attendance of Directors..............................................13
42    Voting at meetings...................................................13
43    Voting by poll.......................................................13
44    Manner of taking a poll..............................................14
45    Ballot procedures....................................................14
46    Seniority of joint holders voting....................................14
47    Instrument of proxy..................................................14
48    Representation of corporations at meetings...........................15
49    Security at General Meetings.........................................15

      SHARE CAPITAL AND SHARES
50    Rights of shares.....................................................15
51    Power to issue shares................................................17
52    Variation of rights, alteration of share capital
       and purchase of shares of the Company...............................18
53    Registered holder of shares..........................................19
54    Death of a joint holder..............................................19
55    Share certificates...................................................20
56    Calls on shares......................................................20
57    Forfeiture of Shares.................................................21

      REGISTER OF MEMBERS
58    Contents of Register of Members......................................21
59    Branch Register of Members...........................................21
60    Inspection of Register of Members....................................21
61    Determination of record dates........................................22

                                      (iii)

      TRANSFER OF SHARES
62    Instrument of transfer...............................................22
63    Restriction on transfer..............................................22
64    Transfers by joint holders...........................................22

      TRANSMISSION OF SHARES
65    Representative of deceased Member....................................22
66    Registration on death or bankruptcy..................................23

      DIVIDENDS AND OTHER DISTRIBUTIONS
67    Declaration of dividends by Board....................................23
68    Other distributions..................................................23
69    Reserve fund.........................................................23
70    Deduction of amounts due to the Company..............................23

      CAPITALISATION
71    Issue of bonus shares................................................24

      ACCOUNTS AND FINANCIAL STATEMENTS
72    Records of account...................................................24
73    Financial year end...................................................24
74    Financial statements.................................................24

      AUDIT
75    Appointment of Auditor...............................................24
76    Remuneration of Auditor..............................................25
77    Vacation of office of Auditor........................................25
78    Access to books of the Company.......................................25
79    Report of the Auditor................................................25

      NOTICES
80    Notices to Members of the Company....................................25
81    Notices to joint Members.............................................26
82    Service and delivery of notice.......................................26

      SEAL OF THE COMPANY
83    The seal.............................................................26
84    Manner in which seal is to be affixed................................26

      WINDING-UP
85    Winding-up/distribution by liquidator................................27

      BUSINESS COMBINATIONS
86    Business combinations................................................27

                                      (iv)

      ALTERATION OF BYE-LAWS
87    Alteration of Bye-laws...............................................27


Schedule - Form A (Bye-law 47).............................................29
Schedule - Form B (Bye-law 57).............................................30
Schedule - Form C (Bye-law 62).............................................31
Schedule - Form D (Bye-law 66).............................................32

                                 INTERPRETATION
                                 --------------

1.        Interpretation
          --------------
          (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:-

          (a) "Act" means the Companies Act 1981 as amended or re-enacted from time to time;

          (b) "Auditor" includes any individual or partnership or any other person;

          (c) "Board" means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

          (d) "Company" means Bunge Limited, being the company for which these Bye-laws are approved and confirmed;

          (e)  "Director" means a director of the Company;

          (f) "Group" means the Company and every company and other entity which is for the time being controlled by the Company (for these purposes, "control" means the power to direct the management or policies of the person in question, whether by means of an ownership interest or otherwise);

          (g) "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

          (h) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

          (i) "Officer" means any person appointed by the Board to hold an office in the Company;

          (j) "Register of Directors and Officers" means the register of Directors and Officers referred to in these Bye-laws;

          (k) "Register of Members" means the principal register and, where applicable, any branch register of Members referred to in these Bye-laws;

          (l) "Registration Office" means such place as the Board may from time to time determine to keep a branch register of Members and where

               (except in cases where the Board otherwise directs) the transfers or other documents of title may be lodged for registration;

          (m) "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative; and

          (n) "Rights Agreement" means the Company's rights agreement of August 1, 2001 as amended and restated by an agreement dated as of May 30, 2003, as the same may be amended, restated and/or replaced from time to time; and

          (o) "Secretary" means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary.

     (2) In these Bye-laws, where not inconsistent with the context:-

          (a) words denoting the plural number include the singular number and vice versa;

          (b)  words denoting the masculine gender include the feminine gender;

          (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

          (d)  the word:-

               (i)  "may" shall be construed as permissive;

               (ii) "shall" shall be construed as imperative; and

          (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (3) In these Bye-laws, expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

     (4) In these Bye-laws headings are used for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS
                               ------------------

2.        Board of Directors
          ------------------
          The business of the Company shall be managed and conducted by the Board.

3.        Management of the Company
          -------------------------
          (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Members subject, nevertheless, to these Bye-laws and the provisions of any statute.

          (2) No alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that alteration had not been made.

          (3) The Board may from time to time appoint a chief executive officer who shall, subject to the control of the Board, supervise and administer the general business and affairs of the Company.

4.        Power to appoint manager
          ------------------------
          The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

5.        Power to authorise specific actions
          -----------------------------------
          The Board may from time to time and at any time authorise any person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

6.        Power to appoint attorney
          -------------------------
          The Board may from time to time and at any time by power of attorney appoint any person, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

7.        Power to delegate to a committee
          --------------------------------
          The Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them. The quorum necessary for the transaction of business at a meeting of any such committee shall be a majority of the members of the committee then in office. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

8.        Power to appoint and dismiss employees
          --------------------------------------
          The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

9.        Power to borrow and charge property
          -----------------------------------
          Subject to the requirements of any exchange on which the shares of the Company are listed, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

10.       Exercise of power to purchase shares of or discontinue the Company
          ------------------------------------------------------------------
          (1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to section 42A of the Act.

          (2) The Board may, with the approval of a resolution of the Members, exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to section 132G of the Act.

11.       Number and Tenure of Directors
          ------------------------------
          (1) The Board may from time to time determine the total number of directorships, which shall not be less than seven nor more than fifteen. Any increase or decrease in the number of directorships shall require the affirmative vote of not less than 66 percent of the Directors then in office. The Board shall have the authority to appoint persons to fill newly created directorships, provided that any such appointment shall require the affirmative vote of not less than 66 percent of the Directors then in office.

          (2) No more than two of the Directors shall be employees of the Company or any other entity in the Group.

          (3) The Directors shall be divided into three classes designated Class I, Class II and Class III. The Board shall have the authority from time to time to fix the number of directorships in each class, provided that each class must consist, as nearly as possible, of one-third of the total number of directorships. If the total number of directorships is changed, any newly created directorships or decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. In no case shall a decrease in the total number of directorships or change in the number of directorships in any class shorten the term of any Director then in office.

          (4) At each annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term. In addition, at the direction of and in the sole discretion of the Board, Directors may be elected at any general meeting called for the purpose to fill any newly created directorships on the Board arising under Bye-law 11(1) or any vacancy on the Board arising under Bye-law 15(3) or otherwise. Any person elected or appointed to a class of Directors in accordance with these Bye-laws shall hold office for a term that shall coincide with the then remaining term of such class of Directors. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 15(3).

12.       Defects in appointment of Directors
          -----------------------------------
          All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

13.       Alternate Directors
          -------------------
          No Director may appoint a person or persons to act as a Director in the alternative to himself.

14.       Removal of Directors
          --------------------
          (1) Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and a summary of the facts justifying the removal and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

          (2) Subject to any provisions to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a director without cause by a resolution of the Members including the affirmative votes of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question, provided that the notice for any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

          (3) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) or sub-paragraph (2) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.

15.        Vacancies on the Board
          -----------------------
          (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring pursuant to subparagraph (3) of this Bye-law.

          (2) The Board may act notwithstanding any vacancy in its number.

          (3) The office of Director shall be vacated if the Director:-

                 (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

                 (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

                 (c)   is or becomes of unsound mind or dies;

                 (d) resigns his office by notice in writing to the Company.

16.        Notice of meetings of the Board
           -------------------------------
          (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

          (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

17.       Quorum at meetings of the Board
          -------------------------------
          The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the number of Directors then in office.

18.       Meetings of the Board
          ---------------------
          (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

          (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

          (3) Subject to the provisions of the Act and these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and, in the case of an equality of votes, the resolution shall fail.

19.       Unanimous written resolutions
          -----------------------------
          A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

20.       Contracts and disclosure of Directors' interests
          ------------------------------------------------
          (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

          (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

          (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

          (4) If a declaration is made pursuant to this Bye-law by the chairman of the relevant Board meeting, he shall not act as chairman in respect of the conduct of the business at the meeting in which he is interested and the other Directors shall appoint a chairman (who is not so interested) to act as chairman in respect of that business. The chairman so appointed may determine whether to disqualify a Director or not under the provisions of sub-paragraph (3) of this Bye-law. After the business in which he is interested has been concluded, the chairman of the relevant Board meeting shall resume his position as chairman of the meeting.

21.       Remuneration of Directors and Members of Committees
          ---------------------------------------------------
          The remuneration (if any) of the Directors and of any members of any committees appointed by the Board shall be determined by the Board and shall be deemed to accrue from day to day. The Directors and members of committees may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors or committee members generally.

                                    OFFICERS
                                    --------

22.       Officers of the Company
          -----------------------
          The Officers of the Company shall consist of a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

23.       Appointment of Officers
          -----------------------
          (1) The Board shall appoint a Chairman and a Deputy Chairman, who shall be Directors, for such term as the Board may by resolution determine. The Chairman and Deputy Chairman of the Board shall hold office until their term of office expires whereupon they shall retire from office but shall be eligible for re-election by the Board. The Board may at any time by resolution dismiss the Chairman or Deputy Chairman respectively and may appoint another Director to the vacated office. The Board may by resolution appoint a Director to fill the office of Chairman or Deputy Chairman vacated by the death or resignation of the existing incumbent.

          (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

24.       Remuneration of Officers
          ------------------------
          The Officers shall receive such remuneration as the Board may from time to time determine.

25.       Duties of Officers
          ------------------
          The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

26.       Chairman of meetings
          --------------------
          Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman shall act as chairman at all meetings of the Members and of the Board at which such person is present and in his absence the Deputy Chairman, if present, shall act as chairman. In the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

27.       Register of Directors and Officers
          ----------------------------------
          The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES
                                     -------

28.       Obligations of Board to keep minutes
          ------------------------------------
          (1) The Board shall cause minutes to be duly entered in books provided for the purpose:-

              (a)      of all elections and appointments of Officers;

              (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

              (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board and meetings of committees appointed by the Board.

          (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY
                                    ---------

29.       Indemnification of Directors and Officers of the Company
          --------------------------------------------------------
          The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 29 and 30, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

30.       Waiver of claim by Member
          -------------------------
          Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS
                                    --------

31.       Notice of annual general meeting
          --------------------------------

          The annual general meeting of the Company shall be held in each year at such time and place as the Chairman or the Board shall appoint. At least 21 days' notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat (if applicable), and as far as practicable, the other business to be conducted at the meeting.

32.       Notice of special general meeting
          ---------------------------------
          The Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than 21 days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

33.       Accidental omission of notice of general meeting
          ------------------------------------------------
          The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

34.       Meeting called on requisition of Members and Member Proposals
          -------------------------------------------------------------
          (1) Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of section 74 of the Act shall apply.

          (2) In addition to any rights of Members under the Act, business which may be properly moved by a Member at a general meeting, other than the nomination of persons for election as Directors, may be proposed to be brought before any annual general meeting of the Company, or any special general meeting of the Company by any person who: (i) is a Member on the date of the giving of the notice provided for in this Bye-law and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law.

          (3) In addition to any other applicable requirements, for business to be proposed by a Member pursuant to paragraph (2) of this Bye-law, notice must be must be given in writing and in proper form to the Secretary of the Company at the Company's registered office not later than 120 days before the first anniversary of the date on which the Company's proxy statement was distributed to Members in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given prior to the later of (i) 150 days prior to the contemplated date of the annual general meeting and
(ii) the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of a special general meeting, such notice must be given prior to the later of (i) 120 days before the date of the special general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting

          (4) To be in proper written form, a notice given to the Secretary pursuant to paragraph (3) of this Bye-law must set forth as to each matter such Member proposes to bring before the general meeting: (i) a brief description of the business desired to be brought before the general meeting and the reasons for conducting such business at the general meeting, (ii) the name and registered address of such Member, (iii) the class or series and number of shares of the Company which are registered in the name of such Member, (iv) a description of all arrangements or understandings between such Member and any other person or persons

(including their names) in connection with the proposal of such business by such Member and any material interest of such Member in such business, (v) a representation that such Member intends to appear in person or by proxy at the General Meeting to bring such business before the general meeting, and (vi) a statement in support of the matter.

35.       Nomination of Directors
          -----------------------
          (1) Only persons who are nominated in accordance with this Bye-law shall be eligible for election as Directors at any general meeting called for the purpose. The Board may nominate persons for election as Directors. Any Member who is a Member both on the record date for the determination of persons entitled to attend and vote at such general meeting and on the date of the giving of the notice provided for in this Bye-law may nominate persons for election as Directors. Where a Member wishes to nominate any person for election as a Director, notice as required by Bye-laws 35(2) and (3) must be given to the Company.

          (2) Any notice of a nomination of a person by a Member for election as a Director at an annual general meeting must be given in writing to the Secretary of the Company at the Company's registered office not later than 120 days before the first anniversary of the date on which the Company's proxy statement was distributed to Members in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than thirty days from the date contemplated in the prior year's proxy statement, the notice must be given prior to the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of any notice of a nomination of a person by a Member for election as a Director at a special general meeting, such notice must be given prior to the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting.

          (3) Such notice must include, as to each person whom the Member nominates for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and evidence satisfactory to the Company that such nominee has no interests that would limit such nominee's ability to fulfil their duties of office). The Company may require any nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such nominee to serve as a Director of the Company.

36.       Short notice
          ------------
          A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

37.       Postponement and Cancellation of meetings
          -----------------------------------------
          The Secretary may postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38.       Quorum for general meeting
          --------------------------
          At any general meeting of the Company two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of one-half of such of the paid-up share capital of the Company as at the date of the general meeting carries the right to vote at general meetings of the Company shall form a quorum for the transaction of business, PROVIDED that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

39.       Adjournment of meetings
          -----------------------
          (1) The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting.

          (2) Unless the meeting is adjourned to a specific date, time and place, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

40.       Written resolutions
          -------------------
          (1) Subject to subparagraph (6) of this Bye-law, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

          (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

          (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

          (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

          (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of sections 81 and 82 of the Act.

          (6) This Bye-law shall not apply to:-

                    (a) a resolution passed pursuant to section 89(5) of the Act; or

                    (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

41.       Attendance of Directors
          -----------------------
          The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

42.       Voting at meetings
          ------------------
          (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

          (2) Where the number of persons validly nominated for re-election or election as Directors at any general meeting called for the purpose is greater than the number of Directors to be elected, the persons receiving the most affirmative votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

          (3) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

43.       Voting by poll
          --------------
          (1) At any general meeting of the Company, all resolutions and all questions proposed for the consideration of the Members shall be decided on a poll.

          (2) Where a poll is taken, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share entitled to be voted on such matter of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in Bye-Law 45 and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

44.       Manner of taking a poll
          -----------------------
          A poll taken in accordance with the provisions of Bye-law 43, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken at such meeting in such manner and at such time and place as the chairman of the meeting (or acting chairman) may direct and any business other than that upon which a poll is to be taken may be proceeded with pending the taking of the poll.

45.       Ballot procedures
          -----------------
          Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted as the chairman of the meeting may direct and in default of any direction by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

46.       Seniority of joint holders voting
          ---------------------------------
          In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

47.       Instrument of proxy

          (1) A Member may appoint a proxy by (a) instrument in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto or in such other form as the Board may determine from time to time, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointer is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney, or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

          (2) The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

          (3) Delivery of an instrument of proxy shall not preclude a Member from attending and voting in person at the meeting and, in such event, the proxy shall be deemed to be revoked.

          (4) A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

          (5) The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

48.       Representation of corporations at meetings
          ------------------------------------------
          A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorized representative. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

49.       Security at General Meetings
          ----------------------------
          The Board and, at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

                            SHARE CAPITAL AND SHARES
                            ------------------------

50.       Rights of shares
          ----------------
          (1) At the date these Bye-laws are adopted, the share capital of the Company shall be divided into two classes: 240,000,000 common shares having a par value of US$0.01 each (the "Common Shares"), and 10,000,000 preference shares having a par value of US$0.01 each (the "Preference Shares").

          (2) The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to the Preference Shares):

                    (a)       be entitled to one vote per share;

                    (b) be entitled to such dividends as the Board may from time to time declare;

                    (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

                    (d) generally be entitled to enjoy all of the rights attaching to shares.

          (3) Subject to these Bye-laws and the requirements of any exchange on which the shares of the Company are listed, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the full power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine.

          (4) The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares); provided, however, that the Board shall not be authorized to issue any Preference Shares as a result of any reduction of the 20% limitation set forth in Section 1(a) of the Rights Agreement or as a result of extending the Final Expiration Date under such Agreement without a resolution of the Members including the affirmative votes of not less than 66% of votes cast on the resolution. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                    (a) the number of shares constituting that series and the distinctive designation of that series;

                    (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                    (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, provided that no share shall carry the right to more than one vote;

                    (d) whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

                    (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                    (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                    (g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company;

                    (h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment on shares of that series; and

                    (i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

51.       Power to issue shares
          ---------------------
          (1) Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

          (2) At the discretion of the Board, whether or not in connection with the issuance and sale of any of its shares or other securities, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board; provided, however, that the Board shall not be authorized to issue any shares or other securities as a result of any reduction of the 20% limitation set forth in
Section 1(a) of the Rights Agreement or as a result of extending the Final Expiration Date under such Agreement or adopt any other shareholders rights plan or similar device or agreement without a resolution of the Members including the affirmative votes of not less than 66% of votes cast on the resolution.

          (3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

          (4) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, except as permitted by the Act.

          (5) The Company may from time to time do any one or more of the following things:

                    (a) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

                    (b) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

                    (c) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

52. Variation of rights, alteration of share capital and purchase of shares of the Company
          ----------------------------------------------------------------
          (1) Subject to the provisions of sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Board determine.

          (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

          (3) The Company may from time to time if authorized by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

          (4) The Company may from time to time purchase its own shares in accordance with the provisions of section 42A of the Act.

53.       Registered holder of shares
          ---------------------------
          (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

          (2) Any dividend or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct, or by direct bank transfer to such bank account as such holder or joint holders or person entitled thereto may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such persons as the holder or joint holders may direct and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

          (3) Any dividend or other monies payable in respect of a share which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other monies payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect of it.

          (4) The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

54.       Death of a joint holder
          -----------------------
          Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55.       Share certificates
          ------------------
          (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

          (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

          (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, stolen or destroyed the Board may cause a new certificate to be issued and request a bond or an indemnity for the lost, mislaid, stolen or destroyed certificate if it sees fit. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

56.       Calls on shares
          ---------------
          (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies (whether on account of the nominal value of the shares or by way of premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the conditions of allotment thereof) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

          (2) A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

          (3) Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

          (4) The Directors, may, if they think fit, receive from any Member willing to advance the same all or any part of the money unpaid upon the shares held by such Member beyond the sums actually called up thereon as a payment in advance of calls, and such payment in advance of calls shall extinguish so far as the same shall extend, the liability upon the shares in respect of which it is advanced, and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received the Company may pay interest at such rate as the Member paying such sum and the Directors by resolution shall agree provided that the Member shall not thereby be entitled to participate in respect thereof in a dividend subsequently declared. The Directors may also at any time repay the amount so advanced upon giving to such Member one month's notice in writing.

57.       Forfeiture of shares
          --------------------
          (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

          (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

          (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS
                               -------------------

58.       Contents of Register of Members
          -------------------------------
          The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

59.       Branch Register of Members
          --------------------------
          Subject to the Act, the Company may keep an overseas branch register of Members, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

60.       Inspection of Register of Members
          ---------------------------------
          The Register of Members shall be open to inspection on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper (or national newspaper in the jurisdiction of a branch register) to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

61.       Determination of record dates
          -----------------------------
          Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:-

                    (a) determining the Members entitled to receive any dividend or other distribution; and

                    (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES
                               ------------------

62.       Instrument of transfer
          ----------------------
          (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The Board may also accept mechanically executed transfers. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

          (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

63.       Restriction on transfer
          -----------------------
          (1) The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid.

          (2) If the Board refuses to register a transfer of any share the Secretary shall, within two weeks after the date on which the transfer was refused, send to the transferor and transferee notice of the refusal.

64.       Transfers by joint holders
          --------------------------
          The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES
                             ----------------------

65.       Representative of deceased Member
          ---------------------------------
          In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

66.       Registration on death or bankruptcy
          -----------------------------------
          Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS
                        ---------------------------------

67.       Declaration of dividends by the Board
          -------------------------------------
          The Board may, subject to these Bye-laws and in accordance with section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid wholly or partly in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any property.

68.       Other distributions
          -------------------
          The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

69.       Reserve fund
          ------------
          The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

70.       Deduction of Amounts due to the Company
          ---------------------------------------
          The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALISATION
                                 --------------

71.       Issue of bonus shares
          ---------------------
          (1) The Board may, subject to these Bye-laws, resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

          (2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS
                        ---------------------------------

72.       Records of account
          ------------------
          The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

                    (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

                    (b)       all sales and purchases of goods by the Company;
                              and

                    (c)       the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

73.       Financial year end
          ------------------
          The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

74.       Financial statements
          --------------------
          Financial statements as required by the Act shall be made available to every Member as required by the Act and shall be laid before the Members in general meeting.

                                      AUDIT
                                      -----

75.       Appointment of Auditor
          ----------------------
          Subject to section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. No Member, Director, Officer or employee of the Company shall, during his or its continuance in that capacity, be eligible to act as an Auditor of the Company.

76.       Remuneration of Auditor
          -----------------------
          The remuneration of the Auditor shall be fixed by the Board or in such manner as the Members may determine.

77.       Vacation of office of Auditor
          -----------------------------
          If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

78.       Access to books of the Company
          ------------------------------
          The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

79.       Report of the Auditor
          ---------------------
          (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

          (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

          (3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and identify the standards used.

                                     NOTICES
                                     -------

80.       Notices to Members of the Company
          ---------------------------------

          A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by post, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form. The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Directors consider that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

81.       Notices to joint Members
          ------------------------
          Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

82.       Service and delivery of notice
          ------------------------------
          (1) Subject to subparagraph (2) of this Bye-law, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail or other method as the case may be.

          (2) Postal notice shall be deemed to have been served five days after the date on which it is deposited, with postage prepaid, in the United States or Bermuda post or in the post of the jurisdiction in which the Company has its principal place of business for the time being.

          (3) Every person who by operation of law, transfer or other means shall become entitled to any share shall be bound by every notice in respect of such share which, prior to his name and address being entered in the Register of Members, shall have been duly given to the person entered in the Register of Members as the holder of such share.

                               SEAL OF THE COMPANY
                               -------------------

83.       The seal
          --------
          The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

84.       Manner in which seal is to be affixed
          -------------------------------------
          The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP
                                   ----------

85.       Winding-up/distribution by liquidator
          -------------------------------------
          If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                              BUSINESS COMBINATIONS
                              ---------------------

86.       Business Combinations
          ---------------------
          (1) Subject to paragraph (2), the Company shall not engage in any Business Combination unless such Business Combination has been approved by a resolution of the Members including the affirmative votes of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question.

          (2) Paragraph (1) shall not apply in respect of any Business Combination approved by the Board, and in respect of any Business Combination approved by the Board which the Act requires to be approved by the Members, the necessary general meeting quorum and Members' approval shall be as set out in Bye-laws 38 and 42 respectively.

          (3) In this Bye-law, "Business Combination" means:

                    (a) any amalgamation, merger, consolidation or similar transaction involving the Company;

                    (b) any sale or other disposition of all or substantially all of the assets of the Company or of all or substantially all of the assets of any company or other entity in the group.

                             ALTERATION OF BYE-LAWS
                             ----------------------

87.       Alteration of Bye-laws
          ----------------------
          (1) Subject to paragraphs (2), (3) and 4, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

          (2) Bye-laws 11, 86 and 87 shall not be rescinded, altered or amended, and no new Bye law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-Laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 66 percent of the Directors then in office and by a resolution of the Members including the affirmative votes of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question.

          (3) Bye-law 14 shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than a simple majority of the Directors then in office and by a resolution of the Members including the affirmative votes of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question.

          (4) Bye-laws 50(3), 50(4) and 51(2) shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than a simple majority of the Directors then in office and by a resolution of the Members including the affirmative votes of not less than 66% of votes cast on the resolution.

                                     *******

                                       ***
                                        *

                         SCHEDULE - FORM A (Bye-law 47)
                         ------------------------------



                                  BUNGE LIMITED
                                  -------------

                                    P R O X Y
                                    ---------


I/We...........................................................................
of.............................................................................
the holder(s) of ........... share(s) in the above-named company (the "Company")
hereby appoint....................... or failing him/her ....... or failing him/her ....... as my/our proxy to vote on my/our behalf at the general meeting of the Company to be held on the ................ day of ............, ....., and at any adjournment thereof.

Dated this ................ day of ..........................., .............

*GIVEN under the seal of the above-named
*Signed by the above-named

...............................................................


..............................................................
Witness


*Delete as applicable.

                         SCHEDULE - FORM B (Bye-law 57)
                         ------------------------------

            NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL
            ---------------------------------------------------------

You have failed to pay the call of [amount of call] made on the ..............
day of .................., .......... last, in respect of the [number] share(s)
[numbers in figures] standing in your name in the Register of Members of Bunge
Limited (the "Company"), on the .............. day of ..................., ....
last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of
........... per annum computed from the said ............... day of
......................., .... last, on or before the ....... day of .........,
....... next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this ............ day of ........................, ......

[Signature of Secretary]
By order of the Board

                         SCHEDULE - FORM C (Bye-law 62)
                         ------------------------------

                          TRANSFER OF A SHARE OR SHARES
                          -----------------------------

FOR VALUE RECEIVED ................................................... [amount]
....................................................................[transferor]
hereby sell assign and transfer unto ..............................[transferee]
of ...................................................................[address]
............................................................. [number of shares]
shares of Bunge Limited........................................................

Dated ...............................

                                           ....................................
                                           (Transferor)

In the presence of:

......................................
            (Witness)

                                           ....................................
                                           (Transferee)

In the presence of:

.......................................
           (Witness)

                         SCHEDULE - FORM D (Bye-law 66)
                         ------------------------------

           TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
           ----------------------------------------------------------
                                   OF A MEMBER
                                   -----------


I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of Bunge Limited in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this ............ day of ............................., ....

Signed by the above-named          )
[person or persons entitled]       )
in the presence of:                )


Signed by the above-named          )
[transferee]                       )
in the presence of:                )